Exhibit 99.(a)(8)


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  April 1, 1997

                            C&F FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Chapter)

Virginia                                             33-70184                          54-1680165
(State or other jurisdiction of                      (Commission                       (I.R.S. Employer
incorporation or organization)                       File Number)                      Identification No.)



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                             Eighth and Main Streets
                                  P.O. Box 391
                           West Point, Virginia 23181
                    (Address of principal executive offices)
                         (Registrant's telephone number,
                       including area code):(804-843-2360)


                           ---------------------------

          (Former name or former address, if changed since last report)

Item 5. Other Events

(a) As stated in the attached press release, C&F Financial Corporation's offer dated March 3, 1997 to repurchase up to 210,000 shares of common stock at a price of $21.00 per share expired Friday, March 28, 1997. Subject to confirmation on certain receipts, approximately 205,000 shares were tendered by approximately 55 shareholders.






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       C&F FINANCIAL CORPORATION,
                                       REGISTRANT

Date:    April 1, 1997                 By:/s/ Larry G. Dillon
     ----------------------               -------------------
                                          Larry G. Dillon
                                          President & Chief Executive Officer